PROSPECTUS and                  PRICING SUPPLEMENT NO. 1
PROSPECTUS SUPPLEMENT, each     effective at 12:30 PM ET
Dated September 10, 2002        Dated 12 September 2002
CUSIP: 24422ENX3                Commission File No.: 333-86790
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $4,020,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              17 September 2002

Maturity Date:                    17 September 2004

Principal Amount:                 $300,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 60 Basis Point

Initial Interest
Determination Date:               13 September 2002

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 17th
                                  Dec, Mar, June, Sep
                                  (or next business day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 17th
                                  Dec, Mar, Jun, Sep
                                  (or next business day)

Redemption Provisions:            None

Plan of Distribution:                          Principal Amt
                                  Principal     Of Notes
                                  Deutsche Bank  $150,000,000
                                  Securities Inc.
                                  J.P. Morgan    $150,000,000
                                  Securities Inc.
                                  Total          $300,000,000
                                  Deutsche Bank Securities Inc.
                                  and J.P. Morgan Securities
                                  Inc have purchased the Senior
                                  Notes as Principal at a price
                                  of 99.75% of the aggregate
                                  principal amount of the Senior
                                  Notes.
Deutsche Bank Securities Inc.
JP Morgan Securities Inc.